As filed with the Securities and Exchange Commission on May 12, 1998.
                                                      Registration No. 333-39827
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

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                      PACIFIC AEROSPACE & ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


            Washington                                     91-1744587
   (State or other jurisdiction                        (I.R.S. Employer
        of incorporation)                            Identification Number)

               434 Olds Station Road, Wenatchee, Washington 98801
                           (509) 664-8000 (telephone)
                           (509) 664-6868 (facsimile)
                   (Address, telephone and facsimile number of registrant's principal executive offices)

                                Donald A. Wright
                      Chief Executive Officer and President
                              434 Olds Station Road
                           Wenatchee, Washington 98801
                                 (509) 667-9600
           (Name, address, and telephone number of agent for service)

                                    Copy to:

                             L. John Stevenson, Jr.
                              Eugenie D. Mansfield
                                 Stoel Rives LLP
                    3600 Union Square, 600 University Street
                         Seattle, Washington 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

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     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

      This Post-Effective Amendment No. 1 shall hereafter become effective in accordance with the provisions of section 8(c)
                   of the Securities Act of 1933, as amended.

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
                        DEREGISTRATION OF UNISSUED SHARES

     Pacific Aerospace & Electronics, Inc. (the "Company") registered an aggregate of 2,172,690 shares of its common stock (the "Shares") issuable upon the conversion of certain convertible promissory notes of the Company (the "Convertible Notes"), pursuant to the Registration Statement on Form S-3 (File No. 333-39827) filed with the Securities and Exchange Commission (the "Commission") on November 7, 1997, as amended by Amendment No. 1 filed with the Commission on December 29, 1997 (together, the "Registration Statement"). The Shares represented the maximum number of shares of Company common stock issuable under the conversion formula set forth in the Convertible Notes. The Convertible Notes have now been fully converted into 1,405,018 Shares, and 767,672 Shares remain unissued.

     In accordance with the undertakings contained in Part II of the Registration Statement, the Company hereby removes from registration all of the 767,672 Shares which remain unsold after full conversion of the Convertible Notes.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PACIFIC AEROSPACE & ELECTRONICS, INC. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on May 12, 1998.

                                       PACIFIC AEROSPACE & ELECTRONICS, INC.


                                       By /s/ DONALD A. WRIGHT
                                          --------------------------------------
                                          Donald A. Wright
                                          Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 12, 1998:


           Signature                                   Title

     /s/ DONALD A. WRIGHT*             Chief Executive Officer, President and
----------------------------------     Director (Principal Executive Officer)
       Donald A. Wright

      /s/ NICK A. GERDE*               Vice President Finance, Chief Financial
----------------------------------     Officer and Treasurer (Principal
         Nick A. Gerde                 Financial and Accounting Officer)

   /s/ ALLEN W. DAHL, M.D.*            Director
----------------------------------
      Allen W. Dahl, M.D.

       /s/ URS DIEBOLD*                Director
----------------------------------
          Urs Diebold

    /s/ DALE L. RASSMUSSEN*            Director
----------------------------------
      Dale L. Rassmussen

   /s/ WILLIAM A. WHEELER*             Director
----------------------------------
       William A. Wheeler

   *By /s/ DONALD A. WRIGHT
       ----------------------------------
       Donald A. Wright
       (Attorney-in-Fact)

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